Exhibit 99.1

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Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Board Authorizes Quarterly Dividend Increase for Sixth Consecutive Year
Dividend Increases 15% to $0.55 Per Share
LOS ANGELES, March 5, 2026 – Korn Ferry (NYSE:KFY), a global consulting firm, today announced its Board of Directors has approved a 15% increase in its quarterly cash dividend, raising the quarterly dividend from $0.48 per share to $0.55 per share. This dividend will be payable on April 15, 2026 to shareholders of record on March 27, 2026. This represents an indicated annual dividend of $2.20 per share.
“We are pleased to announce a 15 percent per share increase to our quarterly dividend, bringing it to $0.55,” said Gary D. Burnison, CEO, Korn Ferry. “This marks our sixth consecutive year of dividend growth. Our ability to consistently return capital to shareholders underscores the durability of our business and our disciplined, long-term focus on creating sustainable shareholder value.”

About Korn Ferry
Korn Ferry is a global consulting firm that powers performance. We unlock the potential in your people and unleash transformation across your business—synchronizing strategy, operations, and talent to accelerate performance, fuel growth, and inspire a legacy of change. That’s why the world’s most forward-thinking companies across every major industry turn to us—for a shared commitment to lasting impact and the bold ambition to Be More Than.
Forward-Looking Statements
Statements in this Press Release that relate to Korn Ferry’s goals, strategies, future plans and expectations, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “may”, “should”, “will”, “likely”, and “confidence”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry, including global and local political and economic developments, demand fluctuations, and those risks and uncertainties included in Korn Ferry’s periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled “Risk Factors” and “Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

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